Exhibit 10.2

Extension of lease agreement between American Covers, Inc, DBA Handstands and Flexpoint Sensor Systems, Inc.

As of January 1, 2012 American Covers Inc, DBA Handstands (“Landlord”) and Flexpoint Sensor Systems, Inc (“Tenant’) agree to modify their current lease agreement for office and warehouse space containing 11,639 rentable square feet located at 106 West 12200 South Business Park Drive, Draper, Utah 84020 as follows.

Whereas the current lease agreement dated April 1, 2009 expired on December 31, 2011 and moved to a month to month lease the Landlord and Tenant agree to extend the lease for an additional 36 months commencing on January 1, 2012 and terminating on December 31, 2014.

Tenant agrees to pay Landlord the total sum of $304,200 divided by 36 payments scheduled as follows:

•

12 payments beginning January 1, 2012 through December 31, 2012 - $7,950 per month

•

12 payments beginning January 1, 2013 through December 31, 2013 - $8,450 per month

•

12 payments beginning January 1, 2014 through December 31, 2014 - $8,950 per month

Per section 3.a. of the original lease agreement rent payments under this lease are due on the 15th of each month.  Per section 3.b. There will be a 10 day grace period for late payments.

[Confidential portion has been omitted]

All other terms and conditions contained in the original lease dated April 1, 2009 are to remain unchanged.

LANDLORD:

TENANT:

American Covers, Inc., DBA Handstands

Flexpoint Sensor Systems, Inc.

By:  /s/ Rodd C. Stewart

By:  /s/ Clark M. Mower

Title:  CFO

Title:  President/CEO

3-29-2012